                                                                    Exhibit 10.2


                         FORM OF TAX SHARING AGREEMENT

          TAX SHARING AGREEMENT (the "Agreement") dated as of ___________, 1999
                                      ---------
by and among SNYDER COMMUNICATIONS, INC., a Delaware corporation ("Snyder"), and
                                                                   ------
VENTIV HEALTH, INC., a Delaware corporation and a wholly owned subsidiary of Snyder ("Ventiv").
         ------

                         W I T N E S S E T H
                         -------------------

          WHEREAS Snyder and its subsidiaries are currently members of the Snyder Consolidated Group (as defined herein);

          WHEREAS the Board of Directors of Snyder has determined that the interests of Snyder's businesses would be best served by distributing to Snyder shareholders, Ventiv's healthcare businesses;

          WHEREAS Snyder will undertake a restructuring (the "Restructuring") following which Snyder will distribute all the shares of Ventiv common stock held by Snyder, on a pro rata basis, to the holders of the common stock of Snyder (the "Distribution");

          WHEREAS, the parties intend that for federal income tax purposes certain aspects of the Restructuring and the Distribution shall qualify as tax-free transactions pursuant to Sections 332, 351, 355 and 368 of the Code (as defined herein);

          WHEREAS, the parties wish (i) to provide for the payment of tax liabilities and entitlement to refunds thereof, allocate responsibility for, and cooperation in, the filing of Tax Returns and provide for certain other matters relating to Taxes (as defined herein) and (ii) to set forth certain representations, warranties, covenants and indemnities relating to the preservation of the tax-free status of the Restructuring and the Distribution.

          NOW, THEREFORE, in consideration of the mutual promises and undertakings contained herein, the parties agree as follows:

    1.  Definitions.
        ------------
        (a)  General.  For purposes of this Agreement, the following terms
             -------
shall have the meanings set forth below:

                (i)  "Agreement" shall have the meaning set forth in the
                      ---------
preamble to this Agreement.

                (ii) "Code" shall mean the Internal Revenue Code of 1986, as
                      ----
amended.

                (iii)  "Combined Return" shall mean a consolidated, combined
                        ---------------
or unitary income Tax Return that includes one or more members of the Snyder Subgroup and one or more members of the Ventiv Subgroup.

                (iv) "Distribution" shall have the meaning set forth in the
                      ------------
recitals to this Agreement.

                (v)  "Distribution Date" shall mean the date on which the
                      -----------------
Distribution occurs.

                (vi) "Indemnified Party" shall mean any Person which is
                      -----------------
seeking indemnification from an Indemnifying Party pursuant to the provisions of this Agreement.

                (vii)  "Indemnifying Party" shall mean any Person from which
                        ------------------
Distribution occurs. Party is seeking indemnification pursuant to the provisions of this Agreement.

                (viii)  "Independent Accounting Firm" shall mean a nationally
                         ---------------------------
recognized independent accounting firm, jointly selected by Snyder and Ventiv.

                (ix) "Overpayment Rate" shall mean the annual rate of interest
                      ----------------
specified in Section 6621(a)(1) of the Code (or similar provision of state, local or foreign tax law, as applicable) for overpayments of Tax.

                (x)  "Person" shall mean and includes any individual,
                      ------
partnership, joint venture, limited liability company, corporation, association, joint stock company, trust, unincorporated organization or similar entity.

                (xi) "Post-Distribution Taxable Period" shall mean a taxable
                      --------------------------------
period that begins after the Distribution Date.

                (xii)  "Pre-Distribution Taxable Period" shall mean a taxable
                        -------------------------------
period that ends on or before the Distribution Date.

                (xiii)  "Present Value Benefit" shall mean the present value
                         ---------------------
(based on a discount rate equal to the short-term applicable federal rate as determined under Section 1274(d) of the Code at the time of determination, and assuming that the Indemnified Party will be liable for Taxes at all relevant times at the maximum marginal rates) of any income tax benefit.

                (xiv)  "Proceeding" shall mean any audit or other examination,
                        ----------
or any judicial or administrative proceeding, relating to liability for or refunds or adjustments with respect to Taxes.

                (xv) "Refund" shall mean any refund of Taxes, including any
                      ------
reduction in liability for such Taxes by means of a credit, offset or otherwise.

                (xvi)  "Restructuring" shall have the meaning set forth in the
                        -------------
recitals to this Agreement.

                (xvii)  "Snyder" shall have the meaning set forth in the
                         ------
preamble to this Agreement.

                (xviii)  "Snyder Consolidated Group" shall mean the affiliated
                          -------------------------
group of corporations, within the meaning of Section 1504(a) of the Code, of which Snyder is the common parent, and any member of such group.

                (xix)  "Snyder Business" shall mean all businesses, operations,
                        ---------------
assets, and liabilities of any member of the Snyder Consolidated Group other than those businesses, operations, assets and liabilities that comprise the Ventiv Business.

                (xx) "Snyder Business Tax Liabilities" shall mean all Tax
                      -------------------------------
Liabilities other than Ventiv Business Tax Liabilities.

                (xxi)  "Snyder Subgroup" shall mean each member of the Snyder
                        ---------------
Consolidated Group other than any member of the Ventiv Subgroup.

                (xxii)   "Straddle Period" shall mean a taxable period that
                          ---------------
includes, but does not end on, the Distribution Date.

                (xxiii)  "Tax" or "Taxes" shall mean all taxes, charges, fees,
                          ---      -----
imposts, levies or other assessments, including, without limitation, all net income, gross receipts, capital, sales, use, gains, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation, property and estimated taxes, customs duties, fees, assessments and charges of any kind whatsoever, together with any interest and any penalties, fines, additions to tax or additional amounts imposed by any taxing authority (domestic or foreign) and shall include any transferee liability in respect of Taxes.

                (xxiv)  "Tax Liabilities" shall mean all liabilities for Taxes.
                         ---------------

                (xxv)  "Tax Returns" shall mean all reports, returns,
                        -----------
declarations, forms and statements filed or required to be filed with respect to Taxes, including attachments thereto and amendments thereof.

                (xxvi)  "Transaction Related Proceeding" shall mean a
                         ------------------------------
Proceeding, to the extent it relates to the qualification of the Restructuring and the Distribution as tax-free transactions pursuant to Sections 332, 351, 355 and 368 of the Code.

                (xxvii)  "Transaction Tax Returns" shall mean all Tax Returns
                          -----------------------
filed or required to be filed with respect to Transaction Taxes.

                (xxviii)  "Transaction Taxes" shall mean all sales, use,
                           -----------------
license, transfer, stamp, and other similar taxes or fees (including, without limitation, all real estate, patent, copyright, and trademark transfer taxes and recording fees) incurred in connection with the Restructuring or Distribution.

                (xxix)  "Ventiv" shall have the meaning set forth in the
                         ------
preamble to this Agreement.

                (xxx)  "Ventiv Business" shall mean all businesses, operations,
                        ---------------
assets and liabilities of any member of the Snyder Consolidated Group that comprise the pharmaceutical and life sciences businesses.

                (xxxi)  "Ventiv Business Tax Liabilities" shall mean all Tax
                         -------------------------------
Liabilities arising out of or attributable to the Ventiv Business, including, without limitation, Tax Liabilities arising out of the acquisition of any Ventiv Business.

                (xxxii)  "Ventiv Subgroup" shall mean Ventiv and its present
                          ---------------
and future direct and indirect subsidiaries.

        (b)  Other Definitional Provisions.

                (i) The words "hereof", "herein", and "hereunder" and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

                (ii) The terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa.

    2.  Certain Operating Conventions.
        ------------------------------

        (a)  Termination of Taxable Years.  For federal income tax purposes,
             ----------------------------
the taxable year of each member of the Ventiv Subgroup shall end as of the close of the Distribution Date. Snyder and Ventiv shall, unless prohibited by applicable law, take all action necessary or appropriate to close the taxable period of each member of the Ventiv Subgroup for all Tax purposes as of the close of the Distribution Date.

    3.  Filing of Tax Returns; Payment of Taxes.
        ----------------------------------------

        (a)  Tax Returns Required to Be Filed Prior to Distribution Date.
             -----------------------------------------------------------
Snyder shall file or cause to be filed all Tax Returns of Snyder and any member of the Snyder Consolidated Group required to be filed (after giving effect to any valid extension of time in which to make such filings) prior to the Distribution Date and shall pay or cause to be paid all Tax Liabilities due with respect to such Tax Returns.

        (b)  Tax Returns for Pre-Distribution Taxable Periods and Straddle
             -------------------------------------------------------------
Periods.  Snyder shall prepare or cause to be prepared, for Pre-Distribution
-------
Taxable Periods and Straddle Periods, all (1) Combined Returns and (2) Tax Returns required to be filed on a separate return basis by any member of the Snyder Consolidated Group, in each case, which Tax Returns are not required to be (after giving effect to any valid extensions), and are not, filed on or prior to the Distribution Date. Snyder shall pay or cause to be paid all Snyder Business Tax Liabilities due with respect to Tax Returns described in (1) and (2), and Ventiv shall pay or cause to be paid all Ventiv Business Tax Liabilities due with respect to such Tax Returns. Snyder shall provide Ventiv with a copy of any such Tax Returns which reflect Ventiv Business Tax Liabilities at least twenty (20) days prior to the due date for filing such Tax Returns. Ventiv shall have the right to review any such Tax Returns and Ventiv and Snyder shall attempt in good faith mutually to resolve any disagreements regarding such Tax Returns. With respect to any Tax Returns described in (2) relating to a member of the Ventiv Subgroup, Snyder shall timely file such Tax Returns with the appropriate Tax authority pursuant to a power of attorney executed and delivered to Snyder by Ventiv pursuant to Section 9(d) hereof.

        (c)  Tax Returns for Post-Distribution Taxable Periods.  Ventiv shall be
             -------------------------------------------------
responsible for (1) preparing and filing or causing to be prepared and filed all Tax Returns required to be filed by any member of the Ventiv Subgroup for any Post-Distribution Taxable Period and (2) paying or causing to be paid any Tax Liability due with respect to such Tax Returns. Snyder shall be responsible for
(1) preparing and filing or causing to be prepared and filed all Tax Returns required to be filed by any member of the Snyder Subgroup for any Post-Distribution Taxable Period and (2) paying or causing to be paid any Tax Liability due with respect to such Tax Returns.

        (d)  Transaction Taxes.  Each of Snyder and Ventiv shall be
             -----------------
responsible for preparing and filing or causing to be prepared and filed all Transaction Tax Returns required to be filed by it and each of Snyder and Ventiv shall pay or cause to be paid all Transaction Taxes required to be paid by it.

    4.  Indemnification for Taxes.
        --------------------------
        (a)  Indemnification by Ventiv.  Ventiv shall pay, and shall indemnify
             -------------------------
and hold each member of the Snyder Subgroup and their respective shareholders, directors, officers, employees, affiliates, agents and successors harmless from and against, without duplication, (1) all Ventiv Business Tax Liabilities, (2) all Tax Liabilities which Ventiv is required to pay under Section 3 hereof, (3) all Tax Liabilities incurred by any member of the Snyder Subgroup by reason of the breach by Ventiv of any of its covenants hereunder, and (4) any costs and expenses related to the foregoing (including, without limitation, reasonable attorneys' fees and expenses). Any payments made pursuant to this Section 4(a) shall be on an after-Tax basis.

        (b)  Liability of Ventiv Subgroup for Undertaking Certain Transactions.
             -----------------------------------------------------------------
Notwithstanding any other provision of this Agreement to the contrary, if, as a result of any event, action, or failure to act wholly or partially within the control of any member of the Ventiv Subgroup including, without limitation, any event, action or failure to act that results in a breach of any representation or covenant or in the inaccuracy of any statement set forth in Exhibit A hereto, or any other event related to the acquisition of Ventiv stock any Taxes are imposed on any member of the Snyder Subgroup with respect to any action taken pursuant to the Restructuring or the Distribution and the transactions related to the Restructuring or the Distribution, including without limitation, the transactions that were intended to be tax-free under

Sections 332, 351, 355 and 368 of the Code, then Ventiv shall indemnify and hold harmless each member of the Snyder Subgroup with respect to any such Taxes on an after-tax basis.

        (c)  Indemnification by Snyder.  Snyder shall pay, and shall indemnify
             -------------------------
and hold each member of the Ventiv Subgroup and their respective shareholders, directors, officers, employees, affiliates, agents and successors harmless from and against, without duplication, (1) all Snyder Business Tax Liabilities, (2) all Tax Liabilities which Snyder is required to pay under Section 3 hereof, (3) all Tax Liabilities incurred by any member of the Ventiv Subgroup by reason of the breach by Snyder of any of its covenants hereunder, (4) except as set forth in Section 4(b) hereof, all Tax Liabilities imposed on any member of the Ventiv Subgroup as a result of any of the transactions related to the Restructuring or the Distribution being determined to be taxable transactions and (5) any costs and expenses related to the foregoing (including, without limitation, reasonable attorneys' fees and expenses). Any payments made pursuant to this Section 4(c) shall be on an after-Tax basis.

        (d)  Payment.  If the Indemnifying Party is required to indemnify the
             -------
Indemnified Party pursuant to this Section 4, the Indemnified Party shall submit its calculations of the amount required to be paid pursuant to this Section 4 (which shall be net of the Present Value Benefit realized or realizable by the Indemnified Party), showing such calculations in sufficient detail so as to permit the Indemnifying Party to understand the calculations. Subject to the following sentence, the Indemnifying Party shall pay to the Indemnified Party, no later than 10 days after the Indemnifying Party receives the Indemnified Party's calculations, the amount that the Indemnifying Party is required to pay the Indemnified Party under this Section 4. If the Indemnifying Party disagrees with such calculations, it must notify the Indemnified Party of its disagreement in writing within 10 days of receiving such calculations. Any dispute regarding such calculations shall be resolved in accordance with Section 8 of this Agreement.

        (e)  Time Limits.  Any claim under this Section 4 with respect to a Tax
             -----------
Liability must be made no later than 30 days after the expiration of the applicable statute of limitations for assessment of such Tax Liability.

        (f)  No Duplication.  No payments pursuant to this Section 4 shall be
             --------------
duplicative of any payments under the Distribution Agreement entered into as of the date hereof or vice versa. To the extent that, without regard to this
                   ---- -----
sentence, any Person has a right to be indemnified under both this Agreement and such other agreement with respect to any Tax Liability, such Person's indemnification right with respect to such Tax Liability shall be governed exclusively by this Agreement.

        5.  Carrybacks and Carryovers.  In the event that any member of the
            -------------------------
Ventiv Subgroup realizes any loss, credit or other Tax attribute in any Post-Distribution Taxable Period, such member may elect to carry back such loss, credit or Tax attribute to a prior Snyder Consolidated Group taxable year. Snyder shall cooperate with Ventiv in seeking from the appropriate taxing authority any Refund that reasonably would result from such carryback. Ventiv shall be entitled to any Refund (or other Tax benefit)
realized by a member of the Snyder Subgroup (including any interest thereon received from such taxing authority) attributable to such carryback, within 10 days after such Refund (or other benefit) is received; provided, however, that
                                                       --------  -------
Snyder shall be entitled to Refunds that result from the carryback of a loss, credit or other Tax attribute by a member of the Snyder Subgroup from a Post-Distribution Taxable Period to a Pre-Distribution Taxable Period. Except as otherwise provided by applicable law, if a member of the Ventiv Subgroup and a member of the Snyder Subgroup both may carry back a loss or other Tax attribute to the same Snyder Consolidated Group taxable year, any Refund (or other Tax benefit) resulting therefrom shall be allocated between Ventiv and Snyder proportionately based on the relative amounts of the Refunds (or other Tax benefits) to which the Ventiv Subgroup and the Snyder Subgroup, respectively, would have been entitled had its carrybacks been the only carrybacks to such taxable year. Similarly, Ventiv shall be entitled to the benefit, in Post-Distribution Taxable Periods, of any net operating loss, capital loss, unused investment or foreign tax credit or other Tax attribute arising in a Pre-Distribution Taxable Period (including with respect to an affiliated group of which Ventiv was a member) and properly apportioned to a member of the Ventiv Subgroup in accordance with Treasury Regulation Sections 1.1502-21 and 1.1502-22 or other applicable law.

    6.  Refunds of Taxes.  Except as provided in Section 5 above, Ventiv shall
        ----------------
be entitled to all Refunds relating to Taxes (plus any interest thereon received with respect thereto from the applicable taxing authority) for which Ventiv is or may be liable pursuant to the provisions of Sections 3 and 4 of this Agreement, and Snyder shall be entitled to all Refunds relating to Taxes (plus any interest thereon received with respect thereto from the applicable taxing authority) for which Snyder is or may be liable pursuant to the provisions of Sections 3 and 4 of this Agreement. A party receiving a Refund to which another party is entitled pursuant to this Agreement shall pay the amount to which such other party is entitled within 10 days after the receipt of the Refund (plus any interest thereon received with respect thereto from the applicable taxing authority less any Taxes payable with respect to such Refund or credit).

    7.  Cooperation; Maintenance and Retention of Records.  Snyder and Ventiv
        -------------------------------------------------
shall, and shall cause the members of the Snyder Subgroup and the Ventiv Subgroup, respectively, to provide the requesting party with such assistance and documents as may be reasonably requested by such party in connection with (i) the preparation of any Tax Return, (ii) the conduct of any Proceeding, (iii) any matter relating to Taxes of any member of the Snyder Consolidated Group, the Snyder Subgroup or the Ventiv Subgroup and (iv) any other matter that is a subject of this Agreement, and the requesting party shall pay any reasonable out-of-pocket expenses incurred in connection therewith. Snyder and Ventiv shall retain or cause to be retained all Tax Returns, schedules and workpapers, and all material records or other documents relating thereto, until the expiration of the statute of limitations (including any waivers or extensions thereof) of the taxable years to which such Tax Returns and other documents relate or until the expiration of any additional period that any party reasonably requests, in writing, with respect to specific material records or documents. A party intending to destroy any material records or documents shall provide the other party with reasonable advance notice and the opportunity to copy or take possession of such records and documents. The parties hereto will notify each other in writing of any waivers or extensions of the applicable statute of limitations that may affect the period for which the foregoing records or other documents must be retained.


    8.  Disputes.  If the parties disagree as to the amount of any payment to be
        --------
made under, or any other matter arising out of, this Agreement, the parties shall attempt in good faith to resolve such dispute, and any agreed upon amount shall be paid to the appropriate party. If such dispute is not resolved within 15 days or such other time period as may be set forth in this Agreement, the parties shall jointly retain the Independent Accounting Firm to resolve the dispute. The fees of the Independent Accounting Firm shall be borne equally by Ventiv and Snyder, and the decision of such Independent Accounting Firm shall be final and binding on all parties. Following the decision of the Independent Accounting Firm, the parties shall each take or cause to be taken any action that is necessary or appropriate to implement such decision of the Independent Accounting Firm, including, without limitation, the prompt payment of underpayments or overpayments, with interest calculated on such overpayments and underpayments at the Overpayment Rate from the date such payment was due through the date such underpayment or overpayment is paid or refunded.

    9.  Proceedings.
        ------------
        (a)  Notification.
             -------------
                (i) Snyder shall, promptly upon receipt of notice thereof by any member of the Snyder Subgroup, notify Ventiv in writing of any communication with respect to any pending or threatened Proceeding in connection with a Tax Liability (or an issue related thereto) for which Ventiv may be responsible pursuant to this Agreement. Snyder shall include with such notification a true, correct and complete copy of any written communication, and an accurate and complete written summary of any oral communication, so received by a member of the Snyder Subgroup. The failure of Snyder timely to forward such notification in accordance with the immediately preceding sentence shall not relieve Ventiv of its obligation to pay such Tax Liability or indemnify Snyder therefor, except to the extent that the failure timely to forward such notification prejudices the ability of Ventiv to contest such Tax Liability or increases the amount of such Tax Liability.


                (ii) Ventiv shall, promptly upon receipt of notice thereof by any member of the Ventiv Subgroup, notify Snyder in writing of any communication with respect to any pending or threatened Proceeding in connection with a Tax Liability (or an issue related thereto) for which Snyder may be responsible pursuant to this Agreement. Ventiv shall include with such notification a true, correct and complete copy of any written communication, and an accurate and complete written summary of any oral communication, so received by a member of the Ventiv Subgroup. The failure of Ventiv timely to forward such notification in accordance with the immediately preceding sentence shall not relieve Snyder of its obligation to pay such Tax Liability or indemnify Ventiv therefor, except to the extent that the failure timely to forward such notification prejudices the ability of Snyder to contest such Tax Liability or increases the amount of such Tax Liability.

        (b) Pre-Distribution Taxable Periods, Post-Distribution Taxable
            -----------------------------------------------------------
Periods and Straddle Periods.  Snyder (or such member of the Snyder Subgroup
----------------------------
as Snyder shall designate) shall have the sole right to represent its interests in any Proceeding relating to Snyder Business Tax Liabilities and to employ counsel of its choice at its expense. Ventiv (or such member of the Ventiv Subgroup as Ventiv shall designate) shall have the sole right to represent its interests in any Proceeding relating to Ventiv Business Tax Liabilities and to employ counsel of its choice at its expense. Snyder and Ventiv shall jointly represent their respective interests in any Proceeding relating to both Snyder Business Tax Liabilities and Ventiv Business Tax Liabilities.

        (c)  Transaction-Related Proceedings.  Snyder and Ventiv shall jointly
             -------------------------------
represent the interests of the Snyder Consolidated Group, the Ventiv Subgroup and the Snyder Subgroup in any Proceeding relating to Transaction Taxes, or any Transaction-Related Proceeding for which Ventiv has acknowledged its obligation to indemnify Snyder pursuant to Section 4(b) hereof. Except as set forth in the preceding sentence, Snyder shall have the sole right to represent the interests of the Snyder Consolidated Group, the Ventiv Subgroup and the Snyder Subgroup in any Transaction-Related Proceeding and to employ counsel of its choice at its expense.

        (d)  Power of Attorney.  Each member of the Ventiv Subgroup shall
             -----------------
execute and deliver to Snyder (or such member of the Snyder Subgroup as Snyder shall designate) any power of attorney or other document reasonably requested by Snyder (or such designee) in connection with the filing of Tax Returns as described in Section 3(b) hereof or the representation by Snyder of the interests of the Ventiv Subgroup in any Transaction-Related Proceeding as described in Section 9(c) hereof.

    10.  Payments.
         ---------
        (a)  Interest; Method of Payment.  Any payment required by this
             ---------------------------
Agreement that is not made on or before the date provided hereunder shall bear interest after such date at the Overpayment Rate. All payments made pursuant to this Agreement shall be made in immediately available funds.

        (b)  Characterization of Payments.  For all Tax purposes, the parties
             ----------------------------
hereto agree to treat, and to cause their respective affiliates to treat, (1) any payment required by this Agreement as either a contribution by Snyder to Ventiv or a distribution by Ventiv to Snyder, as the case may be, occurring immediately prior to the Distribution and (2) any payment of interest or non-federal Taxes by or to a taxing authority as taxable or deductible, as the case may be, to the party entitled under this Agreement to retain such payment or required under this Agreement to make such payment, in either case except as otherwise mandated by applicable law.

    11.  Certain Covenants.
         -----------------

        (a)  Snyder and the Snyder Subgroup.
             ------------------------------

                (i) Snyder shall comply and shall cause each member of the Snyder Subgroup to comply with and otherwise not take action inconsistent with each representation, statement and covenant set forth on Exhibit A hereto; and

                (ii) until two years after the Distribution Date, Snyder will remain in the active conduct of a trade or business, as defined in Section 355(b) of the Code.

    (b)  Ventiv and the Ventiv Subgroup.
         ------------------------------

                (i) Ventiv shall comply and shall cause each member of the Ventiv Subgroup to comply with and otherwise not take action inconsistent with each representation, statement and covenant set forth on Exhibit A hereto; and

                (ii) until two years after the Distribution Date, Ventiv will remain in the active conduct of a trade or business, as defined in Section 355(b) of the Code.

    12.  Termination of Prior Tax Sharing Agreements.  This Agreement shall take
         -------------------------------------------
effect on the Distribution Date and shall replace all other agreements, whether or not written, in respect of any Taxes between or among any members of the Snyder Subgroup on the one hand and the Ventiv Subgroup on the other. All such replaced agreements shall be cancelled as of the Distribution Date to the extent they relate to any members of the Ventiv Subgroup, and any rights or obligations of any members of the Snyder Subgroup or the Ventiv Subgroup existing thereunder thereby shall be fully and finally settled without any payment by any party thereto.

    13.  Amendment.  This Agreement may be amended, modified or supplemented
         ---------
only by a written agreement signed by all of the parties hereto.

    14.  Governing Law.  This Agreement shall be governed by, and construed in
         -------------
accordance with, the laws of the State of New York, without reference to choice of law principles, including matters of construction, validity and performance.

    15.  Notices.  Notices, requests, permissions, waivers, and other
         -------
communications hereunder shall be in writing and shall be deemed to have been duly given if signed by the respective persons giving them (in the case of any corporation the signature shall be by an officer thereof) and delivered by hand or by telecopy or on the date of receipt indicated on the return receipt if mailed (registered or certified, return receipt requested, properly addressed and postage prepaid):

          If to Snyder, to:

          Snyder Communications, Inc.
          Two Democracy Center
          6903 Rockledge Drive, 15th floor

          Bethesda, Maryland 20817
          Attention:  Chief Executive Officer

          If to Ventiv, to:

          Ventiv Health, Inc.
          200 Cottontail Lane
          Vantage Court North
          Somerset, New Jersey 08873
          Attention:  Chief Executive Officer

or to such other address as either party hereto may have furnished to the other party by a notice in writing in accordance with this Section 15. Copies of all notices, requests, claims, demands and other communications hereunder shall also be given to:

          Weil, Gotshal & Manges LLP
          767 Fifth Avenue
          New York, New York 10153
          Attention: Norman D. Chirite, Esq.

    16.  Entire Agreement.  This Agreement contains the entire understanding
         ----------------
of the parties hereto with respect to the subject matter contained herein, and supersedes and cancels all prior agreements, negotiations, correspondence, undertakings and communications of the parties, oral or written, respecting such subject matter.

    17.  Headings; References.  The article, section and paragraph headings
         --------------------
contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. All references herein to "Sections" shall be deemed to be references to Sections hereof unless otherwise indicated.

    18.  Counterparts.  This Agreement may be executed in one or more
         ------------
counterparts and each counterpart shall be deemed to be an original, but all of which shall constitute one and the same original.

    19.  Parties in Interest; Assignment; Successor.  Neither this Agreement
         ------------------------------------------
nor any of the rights, interest or obligations hereunder shall be assigned by either of the parties hereto without the prior written consent of the other party. Subject to the preceding sentence, this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to confer upon any other Person, other than members of the Ventiv Subgroup and the Snyder Subgroup, any rights or remedies under or by reason of this Agreement.

    20.  Severability; Enforcement.  The invalidity of any portion hereof shall
         -------------------------
not affect the validity, force or effect of the remaining portions hereof. If it is ever held that any restriction hereunder is too broad to permit enforcement of such restriction to its fullest extent, each party agrees that a court of competent jurisdiction may enforce such restriction to the maximum extent permitted by law, and each party hereby consents and agrees that such scope may be judicially modified accordingly in any proceeding brought to enforce such restriction.

    21.  Effective Date.  This Agreement shall become effective only upon the
         --------------
occurrence of the Distribution Date.

          IN WITNESS WHEREOF, each of the parties has caused this Tax Sharing Agreement to be executed on its behalf by its officers thereunto duly authorized, all as of the day and year first written above.

                                    SNYDER COMMUNICATIONS, INC.

                                    By:______________________________
                                       Name:
                                       Title:

                                    VENTIV HEALTH, INC.


                                    By:______________________________
                                       Name:
                                       Title: